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                                                                    EXHIBIT 4.37


                              SECOND AMENDMENT TO
                          OBSERVATION RIGHTS AGREEMENT


                                        Dated as of August 20, 1997


The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

John Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

         Re:     The Cerplex Group, Inc. --
                 Senior Subordinated Notes due November 19, 2001 and Warrants to Purchase Common Stock

Ladies and Gentlemen:

         THE CERPLEX GROUP, INC., a Delaware corporation (together with its successors and assigns, the "Company"), hereby agrees with each of

                 (A) The Northwestern Mutual Life Insurance Company (together with its successors, subsidiaries and affiliates, "Northwestern"), and

                 (B) John Hancock Mutual Life Insurance Company (together with its successors, subsidiaries and affiliates, "John Hancock")

(Northwestern and John Hancock are herein referred to, collectively, as the "Qualified Observers") as follows:

         1. RECITALS. The Company and the Qualified Observers entered into an Observation Rights Agreement dated as of November 19, 1993 (as amended by a First Amendment to Observation Rights Agreement dated as of April 15, 1996 and as in effect prior to the effectiveness of this Amendment, the "Existing Observation Rights Agreement"). Pursuant to a First Amendment Agreement dated as of August 20, 1997 among the Company, the Qualified Observers and certain other persons, and a Warrant Agreement dated as of August 20, 1997 among the Company, the Qualified Observers and certain other persons, the Company is issuing five hundred thousand (500,000) warrants (the "1997 Warrants") to purchase common stock of the Company to the Qualified Observers and certain other persons. The Qualified Observers have requested, as additional consideration for their entering into the aforesaid First Amendment Agreement, that the Existing Observation Rights Agreement be amended, as more particularly provided herein, to include the 1997 Warrants being issued to the Qualified Observers, and the Company has agreed to amend the Existing Observation Rights Agreement as set forth herein.
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         2.      AMENDMENTS TO EXISTING OBSERVATION RIGHTS AGREEMENT.  Section
1 of the Existing Observation Rights Agreement is hereby amended and restated in its entirety, as set forth below:

                 1.       BACKGROUND.

                                  (a)      The Company entered into separate
                          Note Purchase Agreements, each dated as of November 19, 1993, with certain purchasers named in Annex 1 thereto, providing for the issuance by the Company and the purchase by the Purchasers of (1) an aggregate principal amount of $17,250,000 of the Company's Series A 9.00% Senior Subordinated Notes due November 19, 2001 (the "Series A Notes") and (2) an aggregate principal amount of $5,750,000 of the Company's Series B 9.00% Senior Subordinated Notes due November 19, 2001 (the "Series B Notes"). The Note Purchase Agreements dated as of November 19, 1993 have been amended and restated pursuant to the terms of separate Amended and Restated Note Purchase Agreements, each dated as of April 9, 1997 (as may be amended or restated from time to time, the "Note Purchase Agreements"), with certain purchasers named on Annex 1 thereto (collectively, the "Purchasers") (including, without limitation, Northwestern and John Hancock), pursuant to which the Series A Notes were amended and restated (such notes, together with any notes issued in substitution therefor, and as may be further amended or restated from time to time, are referred to as the "Notes").

                                  (b)      Concurrently with, and in
                          consideration of, the purchase of the Series B Notes by the Purchasers, the Company issued to the Purchasers, pursuant to a Warrant Agreement, dated as of November 19, 1993 (as may be amended from time to time, the "1993 Warrant Agreement") among the Company and the Purchasers, its Warrants (as such term is defined in the 1993 Warrant Agreement) to purchase Common Stock, $0.001 par value per share, of the Company, as represented by certain Warrant Certificates (as such term is defined in the 1993 Warrant Agreement).

                                  (c)      In consideration of the Purchasers
                          entering into a Waiver and Amendment Agreement dated as of April 15, 1996 among the Company and the Purchasers, the Company issued to the Purchasers, pursuant to a Warrant Agreement, dated as of April 15, 1996 (as may be amended from time to time, the "1996 Warrant Agreement") among the Company and the Purchasers, its Warrants (as such term is defined in the 1996 Warrant Agreement) to purchase Common Stock, $0.001 par value per share, of the Company, as represented by certain Warrant Certificates (as such term is defined in the 1996 Warrant Agreement).





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                                  (d)      In consideration of the Purchasers
                          entering into a First Amendment Agreement dated as of August 20, 1997 among the Company and the Purchasers, the Company issued to the Purchasers, pursuant to a Warrant Agreement, dated as of August 20, 1997 (as may be amended from time to time, the "1997 Warrant Agreement") among the Company and the Purchasers, its Warrants (as such term is defined in the 1997 Warrant Agreement) to purchase Common Stock, $0.001 par value per share, of the Company, as represented by certain Warrant Certificates (as such term is defined in the 1997 Warrant Agreement).

                                  (e) As used herein, the terms "Warrants" and "Warrant Certificates" shall include all Warrants and Warrant Certificates, respectively, issued pursuant to the 1993 Warrant Agreement, the 1996 Warrant Agreement and the 1997 Warrant Agreement to the Qualified Observers. Other capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Note Purchase Agreements.

         3.      MISCELLANEOUS.

                 (a) GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with, internal New York law.

                 (b) DUPLICATE ORIGINALS. Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

                 (c) EFFECT OF THIS AMENDMENT. Except as specifically provided in this Amendment, no terms or provisions of the Existing Observation Rights Agreement have been modified or changed by this Amendment and the terms and provisions of the Existing Observation Rights Agreement, as amended hereby, shall continue in full force and effect. This Amendment and the amendments contained herein shall have and be in effect on and after the date hereof.

                 (d) SECTION HEADINGS. The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Amendment and shall not affect the construction hereof.

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         IN WITNESS WHEREOF, each of the undersigned has executed this
Amendment as of the date first written above.

                                       Very truly yours,

                                       THE CERPLEX GROUP, INC.



                                       By:________________________________
                                            Name:
                                            Title:


The foregoing Amendment is hereby
accepted as of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY



By:________________________________
  Name:
  Title:


JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY



By:________________________________
  Name:
  Title:





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